                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           International Home Foods, Inc.
     ---------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

     ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously.

     [ ] Check box if any part of the Filing fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, MAY 6, 1998

To the Stockholders:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of International Home Foods, Inc. (the "Company") on Wednesday, May 6, 1998, at 2:00 p.m., local time, at Hotel Crescent Court, 100 Crescent Court, Dallas, Texas. The meeting will be held for the following purposes:

     (1) To elect three directors as Class I directors of the Company, each to serve for a three year term ending at the Annual Meeting of stockholders in 2001 and until their successors are duly elected and qualified or their earlier resignation or removal;

     (2) To approve the International Home Foods, Inc. 1997 Stock Option Plan and to authorize and approve an amendment thereto to increase the number of shares of Common Stock for which options may be granted thereunder from 8,444,021 to 13,444,021;

     (3) To ratify the selection of Coopers & Lybrand, L.L.P. as independent auditors of the Company for fiscal 1998; and

     (4) To transact any other business that may properly come before the meeting.

     This notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1997 Annual Report to stockholders. These items of business are more fully described in the Proxy Statement.

     The close of business on April 2, 1998, has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at the address on this notice and at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Parsippany, New Jersey
April 8, 1998

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of International Home Foods, Inc. (the "Company") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 1998, at 2:00 p.m., local time, at the Hotel Crescent Court, 100 Crescent Court, Dallas, Texas, and at any adjournments thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. This Proxy Statement and Proxy were first mailed or given to stockholders of the Company on or about April 10, 1998.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                               VOTING AND QUORUM

     The only outstanding voting security of the Company is its common stock, par value $.01 per share ("Common Stock"). On April 2, 1998, the record date for the Annual Meeting, there were 77,336,778 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

     Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR approval of the 1997 Stock Option Plan and the authorization and approval of an amendment thereto to increase the number of shares of Common Stock for which options may be granted thereunder from 8,444,021 to 13,444,021; FOR ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors of the Company for 1998; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of Class I directors expire at this Annual Meeting. Three directors are to be elected as Class I directors at this annual meeting.

     The Board of Directors has designated L. Hollis Jones, John R. Muse and Roger T. Staubach as nominees for election as Class I directors of the Company at the Annual Meeting. If elected, each nominee for Class I director will serve until expiration of his term at the 2001 annual meeting of stockholders and until his successor is elected and qualified. Each nominee is currently a director of the Company. For information about each nominee, see "Directors and Executive Officers."

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

                   PROPOSAL TWO -- ADOPTION OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

     The Company's Board of Directors proposes that the stockholders of the Company approve the terms of the Company's 1997 Stock Option Plan (the "Stock Option Plan"). The Company has used stock options as a key element of its overall compensation program for employees of the Company. The Board of Directors and the compensation committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain quality employees. Accordingly, the Board of Directors has approved subject to stockholder approval, an amendment to the Stock Option Plan increasing by 5,000,000 the number of shares of Common Stock reserved for issuance under the Stock Option Plan.

     Currently, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Stock Option Plan is 8,444,021 (subject to adjustment in certain circumstances). Of that number, 600,802 shares remain available for grant as of April 8, 1998. The proposed amendment would increase the number of shares of Common Stock available under the Stock Option Plan by 5,000,000 (to a maximum of 13,444,021). Specifically, the proposed amendment would amend Section 3 of the Stock Option Plan by amending and restating the initial sentence of Section 3 to read as follows:

             "Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, $.01 par value of the Company (the "Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 13,444,021 shares."

A description of the Stock Option Plan, including information regarding persons eligible for participation in the plan and the tax effects of the plan, is set forth under "Management Compensation -- Stock Option Plan."

     Approval of the Stock Option Plan (and the proposed amendment thereto) requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against approval of the Stock Option Plan. Broker non-votes will not have any effect on the approval of the Stock Option Plan (or the proposed amendment thereto).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE INCENTIVE PLAN.

             PROPOSAL THREE -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Coopers & Lybrand, L.L.P. as the Company's independent accountants for 1998. Coopers & Lybrand, L.L.P. has served as the Company's independent accountants since December 1996. Prior to that time, Arthur Andersen LLP served as the Company's independent accountants. See "Additional Information -- Change in Independent Accountants." The Company expects that representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     Ratification of the selection of Coopers & Lybrand, L.L.P. as the Company's independent accountants requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against the ratification of the selection of Coopers & Lybrand, L.L.P. Broker non-votes will not have any effect on approval of the ratification of the selection of Coopers & Lybrand, L.L.P. If the independent accountants are not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Coopers & Lybrand, L.L.P. as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of the Company:

             NAME                AGE                         POSITION
             ----                ---                         --------
C. Dean Metropoulos............  51    Chairman of the Board and Chief Executive Officer
John H. Bess...................  46    President and Chief Operating Officer
N. Michael Dion................  40    Senior Vice President and Chief Financial Officer
M. Kelley Maggs................  46    Senior Vice President, Secretary and General Counsel
Michael J. Cramer..............  45    Vice President and Assistant Secretary
Lynne M. Misericordia..........  34    Treasurer
Thomas O. Hicks................  52    Director
L. Hollis Jones................  43    Director
Michael J. Levitt..............  39    Director
M. L. Lowenkron................  66    Director
Alan B. Menkes.................  38    Director
John R. Muse...................  47    Director
Roger T. Staubach..............  56    Director
Charles W. Tate................  53    Director

     The Board of Directors is divided into three classes. Directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Messrs. Jones, Muse and Staubach are Class I directors whose terms of office expire at this Annual Meeting of stockholders; Messrs. Menkes, Levitt and Lowenkron are Class II directors whose terms of office expire at the annual meeting of stockholders in 1999; and Messrs. Hicks, Tate and Metropoulos are Class III directors whose terms of office expire at the annual meeting of stockholders in 2000.

     Executive officers are generally appointed by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed. A brief biography of each director and executive officer follows:

     C. Dean Metropoulos has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1996. Mr. Metropoulos is also the Chairman of the Board and Chief Executive Officer of C. Dean Metropoulos & Co., a management services company, and served as Chairman and Chief

Executive Officer of The Morningstar Group, Inc. from 1994 through November 1997. From 1983 through 1993, Mr. Metropoulos served as President and Chief Executive Officer of Stella Foods, Inc. Prior to 1983, Mr. Metropoulos served in several executive positions with GTE Corporation, including Vice President and General Manager-Europe, and Vice President and Controller-GTE International. Mr. Metropoulos also serves as a director of Atrium Companies, Inc.

     John H. Bess joined the Company in September 1997 as President and Chief Operating Officer. From 1975 until joining the Company, Mr. Bess held numerous positions with Procter & Gamble, most recently serving as Vice President and Managing Director of Worldwide Strategic Planning. Mr. Bess is a graduate of Clark University and received an M.B.A. in marketing from New York University.

     N. Michael Dion joined the Company as a Senior Vice President and its Chief Financial Officer in December 1996. Prior to joining the Company, Mr. Dion served as the Vice President of Finance for C. Dean Metropoulos & Co. and for LBJ Holdings, Inc., a Connecticut based baking company. Prior to joining C. Dean Metropoulos & Co., Mr. Dion was the Vice President of Finance for Stella Foods, Inc. from 1990 through December 1994. Mr. Dion is a Certified Public Accountant and holds a B.S. in Business Administration and Finance and Accounting from the University of Vermont.

     M. Kelley Maggs joined the Company as Senior Vice President and General Counsel in November 1996. Prior to joining the Company, Mr. Maggs served as Vice President, Secretary and General Counsel for Stella Foods, Inc. from 1993 through 1996. Before joining Stella he was in private law practice from 1979 through 1993. Mr. Maggs holds a B.A. from Niagara University and a J.D. from George Mason University.

     Michael J. Cramer joined the Company in January 1997 and became a Vice President in January 1998. Mr. Cramer has also served as Executive Vice President and General Counsel of C. Dean Metropoulos & Co. since 1994 and, in connection therewith, served as Executive Vice President and General Counsel of The Morningstar Group, Inc. from June 1994 through November 1997. Prior to 1994, Mr. Cramer was Executive Vice President of Administration and General Counsel of Stella Foods, Inc. Mr. Cramer is a graduate of the State University of New York at Albany and received his J.D. from Marquette University.

     Lynne M. Misericordia has held several positions since joining the Company in August 1985, and was named Treasurer of the Company in November 1996. Ms. Misericordia received her B.A. from Babson College.

     Thomas O. Hicks has been a Director of the Company since November 1996. Mr. Hicks has been Chairman and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), a private investment firm specializing in acquisitions, recapitalizations and other principal investing activities, since co-founding the firm in 1989. Prior to forming Hicks Muse, Mr. Hicks co-founded Hicks & Haas Incorporated in 1983 and served as its Co-Chairman and Co-Chief Executive Officer through 1989. Mr. Hicks also serves as a director of several portfolio companies in which Hicks Muse has invested, including Chancellor Media Corporation, Berg Electronics Corp. and Sybron International Corporation, is Vice Chairman of the Board of Regents of the University of Texas System and serves as Chairman of the University of Texas Investment Management Company. Mr. Hicks is also the Chairman of the Board and owner of the Dallas Stars Hockey Club, a member of the National Hockey League.

     L. Hollis Jones became a Director of the Company on January 3, 1997. Since March of 1998, Mr. Jones has served as President of Hollis Jones, Inc., a management consulting firm. From August of 1995 until November of 1997, Mr. Jones served as the President and Chief Operating Officer of The Morningstar Group, Inc., and from November of 1997 until March of 1998, Mr. Jones held the same positions with Suiza Foods Corp., Morningstar's successor. From January 1994 until July 1995, Mr. Jones was President of his own management consulting firm. From February 1983 until forming his management consulting firm, Mr. Jones held various positions of increasing responsibility at Campbell Taggart, Inc., a subsidiary of Anhauser-Busch, including Vice President-General Manager of its bakery division from June 1992 to January 1994 and President of its diversified division from June 1991 to June 1992.

     Michael J. Levitt has been a Director of the Company since November 1996. Mr. Levitt is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse, Mr. Levitt was a Managing Director and

Deputy Head of Investment Banking with Smith Barney Inc. from 1993 through 1995. From 1986 through 1993, Mr. Levitt was with Morgan Stanley & Co. Incorporated, most recently as a Managing Director responsible for the New York based Financial Entrepreneurs Group. Mr. Levitt also serves as a director of several portfolio companies in which Hicks Muse has invested.

     M. L. Lowenkron has been a Director of the Company since November 1996. From January 1995 through June 1996, Mr. Lowenkron served as President and Chief Executive Officer of G. Heileman Brewing Co. Mr. Lowenkron served as Chairman of the Board and Chief Executive Officer of A&W Brands, Inc. from December 1991 to October 1993, and served as President of A&W and its predecessors from 1980 to December 1991. Mr. Lowenkron also serves as a Director of Hat Brands, Inc. and Depuy Inc., and as First Vice Chairman of the National Easter Seal Society.

     Alan B. Menkes has been a Director of the Company since November 1996. Mr. Menkes is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse in 1992, Mr. Menkes was employed by The Carlyle Group, a Washington D.C.-based private investment firm, most recently as a Senior Vice President. Mr. Menkes also serves as a director of several portfolio companies in which Hicks Muse has invested. Mr. Menkes also serves as a vice president and assistant secretary of the Company.

     John R. Muse has been a director of the Company since March 1998. Mr. Muse is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse in 1989, Mr. Muse was with Prudential Securities, heading its investment/merchant banking activities for the Southwest region of the United States. Prior to joining Prudential Securities, from 1980 to 1984, Mr. Muse served as a Senior Vice President and Director of Schneider, Bernet & Hickman, Inc. and was responsible for its investment banking activities. Mr. Muse serves as a director of several portfolio companies in which Hicks Muse has invested and of Suiza Foods Corp. Mr. Muse also serves as a director of the Southern Methodist University Edwin L. Cox School of Business.

     Roger T. Staubach has been a Director of the Company since November 1996. Since 1983, Mr. Staubach has served as the Chairman and Chief Executive Officer of The Staubach Company, a diversified real estate company. Mr. Staubach also serves as a director of Halliburton Company, Brinker International, Inc. and Columbus Realty Trust, and as a trustee of American AAdvantage Funds.

     Charles W. Tate has been a Director of the Company since November 1996. Mr. Tate is President of Hicks Muse, which he joined as Managing Director and Principal in 1991. Prior to that date, Mr. Tate was with Morgan Stanley & Co. Incorporated from 1972 where he was Managing Director in both its Merchant Banking Division and Mergers and Acquisitions Department. Mr. Tate also serves as a director of several portfolio companies in which Hicks Muse has invested, including Berg Electronics Corp.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors held 4 meetings during 1997. No director attended fewer than 75% of such meetings.

     The Board of Directors has three standing committees: the executive committee, the audit committee and the compensation committee. The executive committee, which did not meet separately from the full Board during 1997, is authorized to exercise the powers of the Board of Directors during the intervals between meetings of the Board of Directors and is from time to time delegated certain authority in matters pertaining to the Company. The audit committee, which met one time during 1997, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The compensation committee, which met once during 1997, determines the compensation of executive officers, including bonuses, and administers the Stock Option Plan. The executive committee consists of Messrs. Menkes, Metropoulos and Tate. The audit committee consists of Messrs. Staubach and Lowenkron. The compensation committee consists of Messrs. Tate, Lowenkron and Staubach. No director attended fewer than 75% of the meetings of committees of the Board of Directors on which he served during 1997.

                            MANAGEMENT COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table summarizes the compensation earned during each of the last three fiscal years to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer, who were serving as executive officers at the end of 1997 and (iii) one person who would have been one of the Company's four most highly compensated executive officers other than the Chief Executive Officer had he been an executive officer at the end of 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                                  ANNUAL COMPENSATION      SECURITIES
                                                                -----------------------    UNDERLYING       ALL OTHER
              NAME AND PRINCIPAL POSITION                YEAR     SALARY       BONUS        OPTIONS      COMPENSATION(1)
              ---------------------------                ----   ----------   ----------   ------------   ---------------
C. Dean Metropoulos....................................  1997   $1,150,544   $1,375,000      164,777        $ 500,000
  Chief Executive Officer                                1996      150,000           --    3,518,342               --
                                                         1995           --           --           --               --
John H. Bess...........................................  1997      100,492       55,000      469,112           25,086
  President and Chief Operating Officer                  1996           --           --           --               --
                                                         1995           --           --           --               --
N. Michael Dion........................................  1997      239,473      120,000       93,822           38,713
  Senior Vice President and Chief Financial Officer      1996       23,446           --           --            1,571
                                                         1995           --           --           --               --
M. Kelley Maggs........................................  1997      199,657       70,250       75,057           55,845
  Senior Vice President, Secretary and General Counsel   1996       42,154           --           --              775
                                                         1995           --           --           --               --
Michael J. Cramer......................................  1997      149,377      100,000       10,000          106,273
  Vice President and Assistant Secretary                 1996           --           --      187,644               --
                                                         1995           --           --           --               --
Stephen Van Tassel(2)..................................  1997      191,449       50,250       93,822           10,400
  General Manager -- Snack Foods                         1996      179,900       60,000        5,000(3)         5,535
                                                         1995      174,800           --        7,000(3)         6,209

---------------

(1) Messrs. Metropoulos, Bess, Dion, Maggs and Cramer were reimbursed moving expenses during 1997 of $500,000, $20,591, $28,844, $48,399 and $101,471,
    respectively. The remainder of the amounts shown as other compensation represent employer contributions to savings and retirement plans.

(2) Mr. Van Tassel resigned from the Company effective April 30, 1998.

(3) Prior to November 1, 1996 the Company was a wholly owned subsidiary of American Home Products Corporation. Amounts represent options granted by American Home Products to acquire shares of common stock of American Home Products.

     Option Grants in 1997. The following table sets forth information regarding the Stock option grants the Company made to the Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                            NUMBER OF    % OF TOTAL                                      ANNUAL RATES OF STOCK
                                            SECURITIES    OPTIONS                DATE OF                PRICE APPRECIATION FOR
                                            UNDERLYING   GRANTED TO               GRANT                     OPTION TERM(1)
                                             OPTIONS     EMPLOYEES    EXERCISE   MARKET    EXPIRATION   -----------------------
                                             GRANTED      IN 1997      PRICE      PRICE       DATE          5%          10%
                                            ----------   ----------   --------   -------   ----------   ----------   ----------
C. Dean Metropoulos.......................   164,777       3.01%       $12.79    $18.01    11-01-2007    2,726,465   $5,589,780
John H. Bess..............................   469,112       8.57%        17.10     17.10    09-08-2007    8,065,958   15,805,789
N. Michael Dion...........................    93,822       1.71%         5.33      5.33    01-01-2007      314,492      796,985
M. Kelley Maggs...........................    75,057       1.37%         5.33      5.33    01-01-2007      251,592      637,583
Michael J. Cramer.........................    10,000       0.18%        12.79     18.01    11-01-2007      165,464      339,233
Stephen Van Tassel........................    93,822       1.71%         5.33      5.33    01-01-2007      314,492      796,985

---------------

(1) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of Stock price appreciation of 5% and 10% compounded annually from the date the option was granted through the expiration date.

     Option Exercises and Fiscal Year End Values. The following table provides information about the number of shares issued upon option exercises by the Named Executive Officers during 1997, and the value realized by the Named Executive Officers. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1997.

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                       NUMBER OF SECURITIES              IN-THE-MONEY
                                                                      UNDERLYING UNEXERCISED              OPTIONS AT
                                      SHARES                           OPTIONS AT YEAR-END                YEAR-END(1)
                                    ACQUIRED ON                    ----------------------------   ---------------------------
               NAME                  EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----                 -----------   --------------   -----------   --------------   -----------   -------------
C. Dean Metropoulos...............         --             --        3,683,119            --       $78,502,445            --
John H. Bess......................         --             --               --       469,112                --    $8,134,402
N. Michael Dion...................         --             --           31,274        62,548           708,982     1,417,963
M. Kelley Maggs...................         --             --           25,019        50,038           567,181     1,134,361
Michael J. Cramer.................         --             --          197,644            --         4,205,210            --
Stephen Van Tassel................         --             --           31,274        62,548           708,982     1,417,963

---------------

(1) Value based on the December 31, 1997 closing price of the Common Stock on the New York Stock Exchange of $28.00 per share.

COMPENSATION OF DIRECTORS

     Directors who are officers, employees or otherwise affiliates of the Company do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $24,000, plus $3,000 for attending each meeting of the Board of Directors, and $1,000 for attending each committee meeting. At the option of each director, the compensation may be paid in any of three methods: (i) in options granted under the Stock Option Plan,
(ii) in cash, or (iii) one-half in cash and one-half in options. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. In connection with their appointment as directors, Messrs. Lowenkron and Staubach were each granted non-qualified stock options under the Stock Option Plan to purchase 18,764 shares of Common Stock for $5.33 per share and Mr. Jones was granted a non-qualified stock option under the Stock Option Plan to purchase 1,906 shares of Common Stock for $5.33 per share. These options are fully vested and expire 10 years from date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos will manage. Pursuant to an arrangement with Hicks Muse, Mr. Metropoulos is compensated for his services directly by the companies he manages. Effective September 1, 1997, Mr. Metropoulos receives from the Company annual compensation for his services of $1,375,000 and is entitled to receive an annual bonus of up to the same amount. In addition, Mr. Metropoulos receives an equity position, typically in the form of stock options, in the companies he manages. At the time the Company was acquired by Hicks Muse (see "Certain Relationships and Related Transactions -- IHF Acquisition and Related Agreements"), Mr. Metropoulos was granted options to acquire 3,518,342 shares of Common Stock presently exercisable at $6.40 per share.

MANAGEMENT BONUSES

     Management and certain employees are eligible to receive annual bonuses. The compensation committee of the Board of Directors determines the amount of such bonuses.

STOCK OPTION PLAN

     The Stock Option Plan gives certain individuals and key employees of the Company who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The Stock Option Plan provides for the grant of options to acquire up to 8,444,021 shares of Common Stock. Grants of stock options with respect to 7,843,219 shares of Common Stock have been made under the Stock Option Plan. The Board of Directors is now seeking stockholder approval to amend the Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 8,444,021 to 13,444,021.

     The Stock Option Plan is administered by the Company's compensation committee, which is currently comprised of Messrs. Tate, Lowenkron and Staubach. The compensation committee has authority, subject to the terms of the Stock Option Plan (including the formula grant provisions and the provisions relating to incentive stock options contained therein), to determine when and to whom to make grants or awards under the Stock Option Plan, the number of shares to be covered by the grants or awards, the types and terms of the grants and awards, and the exercise price of stock options. Moreover, the compensation committee will have the authority, subject to the provisions of the Stock Option Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Stock Option Plan and to make such determinations and interpretations and to take such action in connection with the Stock Option Plan and any grants and awards thereunder as it deems necessary or advisable. The compensation committee's determinations and interpretations under the Stock Option Plan are final, binding and conclusive on all participants and need not be uniform and may be made by the compensation committee selectively among persons who receive, or are eligible to receive, grants and awards and awards under the Stock Option Plan.

     Grants of "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options (options which do not qualify under section 422 of the Code) may be made under the Stock Option Plan to key employees. Grants of non-qualified stock options may be made to eligible non-employees (as defined in the Stock Option Plan).

     The exercise price per share of Common stock under each option is fixed by the compensation committee on the date of grant; provided, however, that the exercise price of an incentive stock option granted to a person who, at the time of grant, owns shares of the Company which possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be less than 110% of the fair market value of a share of Common Stock on the date of grant. No option is exercisable after the expiration of ten years from the date of grant, unless, as to any non-qualified stock option, otherwise expressly provided in the option agreement; provided, however, that no incentive stock option granted to a person who, at the time of grant, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company is exercisable after the expiration of five years from the date of grant.

     In the event of a change of control or sale of the Company, all outstanding stock options may, subject to the sole discretion of the compensation committee, become exercisable in full at such time or times as the compensation committee may determine. Each stock option accelerated by the compensation committee would terminate on such date (not later than the stated exercise date) as the compensation committee determines.

     Unless an option or other agreement provides otherwise, upon the date of death of an optionee (or upon the termination of an optionee because of such optionee's disability), the person who acquires the right to exercise the option of such optionee (or the optionee in the case of disability) must exercise such option within 180 days after the date of death (or termination in the case in disability), unless a longer period is expressly provided in such incentive stock option or a shorter period is established by the compensation committee, but in no event after the expiration date of such option. Following an optionee's termination of employment for cause, all stock options held by such optionee will immediately be canceled as of the date of termination of employment. Following an optionee's termination of employment other than for cause, such optionee must exercise his stock option within 30 days after the date of such termination, unless a longer period is expressly provided in such stock option or a shorter period is established by the compensation committee, provided that no incentive stock option shall be exercisable more than three months after such termination.

     The option exercise price may be paid in cash, or, in the discretion of the compensation committee, by the delivery of shares of Common Stock then owned by the participant, or by a combination of these methods.

     Also, in the discretion of the compensation committee, payment may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

     Except as otherwise expressly provided in any non-qualified stock option, stock options may be transferred by a participant only by will or by the laws of descent and distribution and may be exercised only by the participant during his lifetime.

     Future awards, if any, that will be made to eligible participants in the Stock Option Plan are subject to the discretion of the compensation committee and, therefore, are not determinable at this time. The following table sets forth, for certain executive officers and groups, the awards that have been received under the Stock Option Plan through April 2, 1998.

                                                                TOTAL NUMBER OF
                                                              SHARES GRANTED UNDER
           NAMED EXECUTIVE OFFICERS AND OFFICERS,              STOCK OPTION PLAN
               DIRECTORS AND EMPLOYEE GROUPS                  AS OF APRIL 2, 1998
           --------------------------------------             --------------------
C. Dean Metropoulos.........................................       3,683,119
John H. Bess................................................         469,112
N. Michael Dion.............................................          93,822
M. Kelley Maggs.............................................          75,057
Michael J. Cramer...........................................         222,644
Stephen Van Tassel..........................................          93,822
Current Executive Officers as a Group.......................       4,581,282
Current Non-Executive Directors as a Group..................          39,434
Current Non-Executive Employees as a Group..................       3,222,503

RETIREMENT PLANS

     The Company sponsors various retirement plans for substantially all of its employees. In addition, the Company also sponsors a Section 401(k) defined contribution plan for all non-union employees.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     The Company has entered indemnification agreements with each of its directors and executive officers under which the Company will indemnify the director or officer to the fullest extent permitted by law, and to advance expenses, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under his indemnification agreement will not be exclusive of any other rights under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or applicable law.

     The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the individuals that the Company needs to maximize its return to stockholders. To meet this overall objective, the Company provides compensation opportunities and incentive award payments based on Company and individual performance. The primary components of the compensation program are base salary, an annual cash bonus based on individual and Company performance and a long-term opportunity to participate in increased stockholder value through grants of stock options. Through the grant of stock options, the Company attempts to provide each of its executives with a compensation package that provides an opportunity to achieve total compensation above industry averages for exceptional performance.

     The compensation committee of the Board of Directors of the Company is comprised solely of non-employee directors. The compensation committee reviews and approves executive compensation. The compensation committee also grants stock options and administers the Stock Option Plan. The compensation committee believes that stock options are a superior incentive to motivate key employees to act in the best interests of stockholders. While many publicly-held companies have multiple long-term incentive plans, frequently including cash, stock options and restricted stock, or combinations thereof, stock options are the only continuing long-term incentive that the Company's executive officers receive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos & Co. have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos manages. Pursuant to this relationship, Mr. Metropoulos is compensated for his services directly by the companies he manages. Presently, International Home Foods is the only Hicks Muse company under the management of Mr. Metropoulos.

     Mr. Metropoulos receives an equity position, typically in the form of stock options, in the Hicks Muse companies he manages. At the time the Company was acquired by Hicks Muse (see "Certain Relationships and Related
Transactions -- IHF Acquisition and Related Agreements") in November 1996, Mr. Metropoulos was granted options to acquire 3,518,342 shares of Common Stock exercisable at the fair market value of such shares on the date of grant.

     Since being acquired by Hicks Muse, the Company has grown substantially under the management of Mr. Metropoulos. The Company's 1997 sales of $1,222 million represents an almost 30% increase over 1996 sales. Under Mr. Metropoulos' management, the Company has successfully completed the acquisition and integration of six businesses. In addition, in November 1997 the Company consummated the initial public offering of its common stock. As a result of Mr. Metropoulos' central role in the management of the Company since its acquisition by Hicks Muse, effective September 1, 1997, Mr. Metropoulos annual compensation for his services with Company was increased to $1,375,000. He is also entitled to receive an annual bonus of up to the same amount.

FEDERAL INCOME TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company generally may deduct compensation to such an officer only if the compensation does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m) of the Code. The compensation committee intends to design the Company's compensation programs so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based." However, the Company may pay compensation which is not deductible in limited circumstances when prudent management of the Company so requires.

                                            COMPENSATION COMMITTEE

                                            Charles W. Tate
                                            M. L. Lowenkron
                                            Roger T. Staubach

                               PERFORMANCE GRAPH

     The Performance Graph compares the cumulative total return of the Company, the NYSE Stock Market Index (United States companies) and the NYSE Food and Kindred Products Index (United States companies). The graph assumes that $100 was invested in the stock or the index on November 19, 1997, the date of the Company's initial inclusion on the New York Stock Exchange, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                         INTERNATIONAL HOME FOODS, INC.
                           COMPARATIVE TOTAL RETURNS
                  NOVEMBER 19, 1997 THROUGH DECEMBER 31, 1997

                                                                                         NYSE FOOD
                                                                       NYSE STOCK       AND KINDRED
                                                   INTERNATIONAL      MARKET INDEX        PRODUCTS
               MEASUREMENT PERIOD                   HOME FOODS,          (U.S.          INDEX (U.S.
             (FISCAL YEAR COVERED)                    INC.(1)          COMPANIES)        COMPANIES)
11/19/97                                                       100               100               100
11/28/97                                                     106.7             101.1             101.0
12/31/97                                                     124.4             103.7             105.0

---------------

(1) Based upon stock price of $20.00 per share, the initial public offering price per share of the Common Stock.

     As of March 30, 1998, the closing price of the Company's Common Stock on the New York Stock Exchange was $32.50 per share.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of March 30, 1998, by
(i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
                      BENEFICIAL OWNER                           OWNED          OWNED(1)
                      ----------------                        ------------    ------------
Hicks Muse Parties(2).......................................   43,025,012         55.6%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
AHP Subsidiary Holding Corporation..........................    8,824,002         11.4%
  c/o American Home Products Corporation
  Five Giralda Farms
  Madison, New Jersey 07940
C. Dean Metropoulos(3)......................................    3,206,339          4.1%
John H. Bess(4).............................................        5,500        *
N. Michael Dion(5)..........................................       42,378        *
M. Kelley Maggs(6)..........................................       26,019        *
Michael J. Cramer(7)........................................      223,644        *
Stephen Van Tassel(8).......................................       31,274        *
Lynne M. Misericordia(9)....................................       18,062        *
Thomas O. Hicks(10).........................................   43,239,055         55.9%
M. L. Lowenkron(11).........................................       42,563        *
Roger T. Staubach(12).......................................       50,027        *
L. Hollis Jones(13).........................................        3,786        *
Charles W. Tate(14).........................................      152,141        *
Alan B. Menkes(14)..........................................       40,963        *
John R. Muse(14)............................................      151,013        *
Michael J. Levitt(14).......................................       40,963        *
All executive officers and directors as a group (15
  persons)(15)..............................................   47,242,453         61.1%

---------------

  *  Less than 1%.

 (1) Percentage of ownership is based on 77,330,760 shares of Common Stock outstanding on March 30, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or disposition power with respect to securities.

 (2) Includes (i) 42,092,466 shares owned of record by Hicks, Muse, Tate & Furst Equity Fund III L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated ("Fund III Inc."); (ii) 721,413 shares owned of record by HM/3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Fund III Inc.; and
     (iii) 211,133 shares owned of record by HM3/IH Partners L.P., a limited partnership of which the ultimate general partner is Fund III Inc. Thomas
     O. Hicks is the Chief Executive Officer, Chief Operating Officer, President, Secretary and Chairman of the Board of Fund III Inc. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of the Common Stock held by Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM/3 Coinvestors, L.P., and HM3/IH Partners, L.P. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

 (3) Includes 2,768,350 shares issuable to Mr. Metropoulos upon the exercise of stock options that are currently exercisable.

 (4) Excludes 469,112 shares subject to stock options that are not exercisable within 60 days.

 (5) Includes 31,274 shares subject to stock options that are exercisable within 60 days. Excludes 62,548 shares subject to stock options that are not exercisable within 60 days.

 (6) Includes 25,019 shares subject to stock options that are exercisable within 60 days. Excludes 50,038 shares subject to stock options that are not exercisable within 60 days.

 (7) Includes 222,644 shares issuable to Mr. Cramer upon the exercise of stock options that are currently exercisable.

 (8) Includes 31,274 shares subject to stock options that are exercisable within 60 days. Excludes 62,548 shares subject to stock options that are not exercisable within 60 days.

 (9) Includes 18,062 shares subject to stock options that are exercisable within 60 days. Excludes 25,018 shares subject to stock options that are not exercisable within 60 days.

(10) Includes (i) the shares of Common Stock discussed in note (2) above, (ii) 190,785 shares held of record by Mr. Hicks, and (iii) 23,258 shares held of record by trusts of which Mr. Hicks serves as the sole trustee. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

(11) Includes 18,764 shares issuable upon the exercise of stock options that are currently exercisable.

(12) Includes 18,764 shares issuable upon the exercise of stock options that are currently exercisable.

(13) Includes 1,906 shares issuable upon the exercise of stock options that are currently exercisable.

(14) Messrs. Tate, Menkes, Muse and Levitt are officers of Fund III Inc. None of Mr. Tate, Mr. Menkes, Mr. Muse or Mr. Levitt has the power to vote or dispose of the Common Stock of Fund III Inc.

(15) Includes 3,130,505 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE IHF ACQUISITION AND RELATED AGREEMENTS

     Effective on November 1, 1996, an affiliate ("Hicks Muse Holding") of Hicks Muse acquired 80% of the outstanding capital stock of the Company from American Home Products Corporation ("American Home Products") for approximately $1,225.6 million in cash in a transaction treated as a recapitalization for financial accounting purposes (the "IHF Acquisition"). Concurrently with this acquisition, the Company acquired all of the outstanding capital stock of Heritage Brands Holding, Inc. ("Heritage") from an affiliate of Hicks Muse for approximately $70.8 million in cash, comprised of approximately $40.8 million used to repay existing indebtedness of Heritage and approximately $30.0 million to acquire the equity of Heritage. The acquisition of Heritage was treated as a purchase for financial accounting purposes. The purchase price for Heritage was determined by the Company based upon the historic operations of Heritage and the benefits the Company believes will be realized from its acquisition. Heritage was formed in 1994 by the Hicks Muse affiliate to acquire (i) the Campfire marshmallow business from Borden, Inc. for approximately $5.0 million and (ii) Angela Maries', Inc., a manufacturer of marshmallow rice crisp bars for approximately $35.0 million. In connection with the acquisition of the Company by Hicks Muse Holding and the acquisition by the Company of Heritage, the Company incurred approximately $1,070.0 million of indebtedness, consisting of $670.0 million of borrowings under the Company's senior secured credit facilities and the issuance of $400.0 million of aggregate principal amount of the Company's Senior Subordinated Notes due 2006.

     Election Agreement. In connection with the IHF Acquisition, Hicks Muse Holding, American Home Products and the Company agreed that, for so long as American Home Products beneficially owns at least five percent of the common stock of the Company, Hicks Muse Holding and the Company will, at the request of

American Home Products, use all reasonable efforts to cause there to be nominated and elected to the Board of Directors of the Company one designee of American Home Products.

     Right of First Refusal. In connection with the IHF Acquisition, American Home Products agreed not to sell or otherwise dispose of any of the Common Stock it holds without first notifying Hicks Muse Holding and affording Hicks Muse Holding an opportunity to offer to buy the shares on terms proposed by Hicks Muse Holding until the earlier of (i) November 1, 2001 and (ii) the date on which a third party acquires control of the Company. In the event that American Home Products rejects Hicks Muse Holding's offer, American Home Products will be permitted to sell not less than 90% of the shares it proposed to sell in its notice to Hicks Muse Holding to a third party on per share terms no less favorable to American Home Products than those set forth in Hicks Muse Holding's offer; provided that, before selling such shares at a price per share less than 110% of the price per share set forth in Hicks Muse Holding's offer, American Home Products will be required to offer to sell such shares to Hicks Muse Holding at such higher price per share. These restrictions on transfer do not apply to a sale of shares by American Home Products under a registration statement filed under the Securities Act of 1933 (the "Securities Act") or under Rule 144 under the Securities Act.

     Co-Sale Rights. Hicks Muse Holding has agreed that, if it proposes to sell or dispose of shares of Common stock in a single transaction or series of related transactions, then it will offer to include in the proposed sale or disposition a designated number of shares held by American Home Products not to exceed the product of (i) the number of shares to be sold by Hicks Muse Holding to the proposed transferee multiplied by (ii) a fraction the numerator of which is the number of shares held by America Home Products and the denominator of which is the number of shares held by each of Hicks Muse Holding and American Home Products in the aggregate. If American Home Products accepts the offer, Hicks Muse Holdings must reduce, to the extent necessary, the number of shares it otherwise would have sold in the proposed sale so as to permit American Home Products to sell the number of shares that it is entitled to sell under the foregoing terms. American Home Products' "co-sale" rights described above do not apply to (i) a sale pursuant to a public offering registered under the Securities Act, (ii) a sale in accordance with Rule 144 under the Securities Act, (iii) a sale to an affiliate of Hicks Muse or (iv) a sale or sales in a single transaction or series of related transactions which, in the aggregate, do not involve more than ten percent of the shares outstanding.

     Registration Rights Agreement. American Home Products, Hicks Muse Holding and the Company have entered into a Registration Rights Agreement under which each of American Home Products and Hicks Muse Holding is entitled to exercise three demand and seven "piggy-back" rights to require the Company to register the common Stock of the Company held by them for sale under the Securities Act. The demand rights may only be exercised commencing May 18, 1998. In addition, the demand rights may only be exercised with respect to a number of shares that is at least equal to the lesser of (i) five percent of the number of shares then outstanding and (ii) that number of shares having an estimated aggregate offering price of at least $20 million. The exercise of the demand and piggy-back rights are subject to such other limitations and conditions as are customary in registration rights agreements. American Home Products has exercised one of its piggy-back rights in electing to participate in the Company's initial public offering consummated in November 1997.

     AHFP Holding Reorganization. In connection with the Company's initial public offering of Common Stock consummated in November 1997, Hicks Muse Holding distributed to its stockholders all of the shares of Common Stock held by it. The rights and obligations of Hicks Muse Holding described under "Election Agreement," "Rights of First Refusal" and "Registration Rights" above were distributed along with the shares.

MONITORING AND OVERSIGHT AGREEMENT

     In November 1996, the Company entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with an affiliate of Hicks Muse ("Hicks Muse Partners") pursuant to which the Company will pay Hicks Muse Partners an annual fee of $1.0 million for oversight and monitoring services to the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of the Company, but in no event may the fee be less than $1.0 million. Messrs. Hicks, Tate, Menkes,

Muse and Levitt, directors of the Company, are each principals of Hicks Muse Partners. In addition, the Company has agreed to indemnify Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners thereunder. The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by the Company.

FINANCIAL ADVISORY AGREEMENT

     In November 1996, the Company entered into an agreement (the "Financial Advisory Agreement") pursuant to which Hicks Muse Partners provides services as financial advisor to the Company. Pursuant to the Financial Advisory Agreement, Hicks Muse Partners is entitled to receive a fee equal to 1.5% of the "transactional value" (as defined) for each "add-on transaction" (as defined) in which the Company is involved. The term "transaction value" means the total value of any add-on transaction, including, without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement and any fees, if any, paid to any other person or entity for financial advisory, investment banking, brokerage or any other similar services rendered in connection with such add-on transaction) and including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction directly or indirectly involving the Company or any of its subsidiaries and any other person or entity. The Financial Advisory Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by the Company. The Company paid Hicks Muse Partners financial advisory fees of approximately $3.6 million in 1997.

PRODUCTOS DEL MONTE

     On October 1, 1997, the Company acquired Productos Del Monte S.A. de C.V. ("Productos Del Monte") from an affiliate of Hicks Muse for 3,127,415 shares of Common Stock. Productos Del Monte is a leading manufacturer and marketer of branded catsup, canned vegetables and bottled salsa in Mexico. Productos Del Monte was acquired by a Hicks Muse affiliate in October 1996 from the Del Monte Corporation for approximately $40.0 million. In connection with the acquisition of Productos Del Monte by the Company, the Company succeeded to the rights of the Hicks Muse affiliate under that lawsuit. The purchase price for Productos Del Monte was determined by the Company based upon the historic operations of Productos Del Monte and the benefits the Company believes will be realized from its acquisition. The acquisition of Productos Del Monte was treated as a combination of entities under common control. Accordingly, the historical accounting values of Productos Del Monte were carried over for financial accounting purposes. In the year ended December 31, 1997, the Company had sold approximately $0.9 million of Ranch Style beans and PAM cooking spray to Productos Del Monte. These sales were made at the Company's cost plus 10%.

C. DEAN METROPOULOS & CO.

     C. Dean Metropoulos serves as an executive officer of the Company. Mr. Metropoulos and certain employees of the Company, including Mr. Metropoulos' brother, Evan Metropoulos, are also principals of C. Dean Metropoulos & Co., a food company management firm. In this capacity, these individuals provided during 1997 management services for The Morningstar Group, Inc. and Ghirardelli Chocolate Company, an affiliate of Hicks Muse. The Company was reimbursed for the actual costs of these services, as well as the actual cost of the overhead of the Company incurred in connection therewith. The Company was reimbursed approximately $0.8 million pursuant to this arrangement in 1997.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Board of Directors of the Company has appointed Messrs. Tate, Lowenkron, and Staubach as members of its compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. Mr. Tate is President of Hicks Muse, which in connection with the IHF Acquisition beneficially acquired approximately 80% of the Common Stock. See "Certain Relationships and Related Transactions." At March 30, 1998, the Hicks Muse Parties continue to beneficially own approximately 55.6% of the outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Messrs. Lowenkron and Staubach have been granted options to purchase Common Stock of the Company. See "Management
Compensation -- Compensation of Directors."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and representations from reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% beneficial owners were complied with during 1997.

                             ADDITIONAL INFORMATION

SOLICITATION

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

STOCKHOLDER PROPOSALS

     Stockholder proposals which are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1999 must be received by the Company at its executive offices, 1633 Littleton Road, Parsippany, New Jersey, 07054, no later than December 8, 1998, in order that they may be included in the proxy statement and form of proxy for that meeting.

CHANGE IN INDEPENDENT ACCOUNTANTS

     On December 13, 1996, the Company dismissed Arthur Andersen LLP as its independent accountants. The decision to dismiss Arthur Andersen LLP was made by the Company's management and was ratified by the Board of Directors. The reports of Arthur Andersen LLP on the financial statements of the Company for fiscal years 1994 and 1995 are unqualified and do not contain an adverse or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. During 1994, 1995, and through the date of dismissal in 1996 there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to the subject matter of the disagreements in its reports. Coopers and Lybrand L.L.P. was engaged as the Company's independent accountants in December 1996.

ANNUAL REPORT

     The Company's annual report to stockholders for the year ended December 31, 1997, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting the Company's Investor Relations Department, International Home Foods, Inc., 1633 Littleton Road, Parsippany, New Jersey, 07054, or by calling the Company's Investor Relations Department at 800-639-9865.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Parsippany, New Jersey
April 8, 1998

                                ADMISSION TICKET

                         INTERNATIONAL HOME FOODS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                            MAY 6, 1998 AT 2:00 P.M.
                              HOTEL CRESCENT COURT
                                 DALLAS, TEXAS

                  ADMITS ONE SHAREHOLDER AND UP TO TWO GUESTS

                                  DIRECTIONS:

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
From Ft. Worth/Arlington:                   From Airport I-35 Southbound:
     I-30 East to 35E NORTH (Denton)             SOUTH Airport Exit to 183 Dallas
     Exit OAK LAWN - Turn RIGHT                  183 East will Merge with 35 South
     To Maple - Turn RIGHT                       Continue on I-35
     To Hotel at MAPLE & McKINNEY                Exit OAK LAWN - Turn LEFT
                                                 To MAPLE - Turn RIGHT
From Houston:                                    To Hotel at MAPLE & McKINNEY
     I-45 to 35E NORTH (Denton)
     Exit OAK LAWN - Turn RIGHT             From Austin:
     To Maple - Turn RIGHT                       Take I-35 NORTH
     To Hotel at MAPLE & McKINNEY                Exit OAK LAWN - Turn RIGHT
                                                 To MAPLE - Turn RIGHT
From the Tollway:                                To Hotel at MAPLE & McKINNEY
     Continue through SOUTH Toll Booth
     Follow "Downtown" to the LEFT (Hines)  From Shreveport/Longview/Tyler:
     To PEARL STREET - Turn LEFT                 Take I-20 WEST into Mesquite
     To CEDAR SPRINGS - Turn LEFT                Pick up I-30 WEST
     Hotel on the RIGHT                          To I-35 NORTH
                                                 Exit OAK LAWN - Turn RIGHT
From 75 (Central Expwy.):                        To MAPLE - Turn Right
     75 SOUTH to Downtown                        To Hotel at MAPLE & McKINNEY
     Exit 35E Waco to the RIGHT
     Take PEARL Street Exit
     Turn RIGHT on PEARL
     To CEDAR SPRINGS - Turn RIGHT
     Hotel on the RIGHT

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--------------------------------------------------------------------------------

                         INTERNATIONAL HOME FOODS, INC.

                         PROXY/VOTING INSTRUCTION CARD


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL
             HOME FOODS, INC. FOR THE ANNUAL MEETING ON MAY 6, 1998

    The undersigned appoints C. Dean Metropoulos and M. Kelley Maggs, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of International Home Foods, Inc., Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 1998, and at any adjournment or postponement thereof, as indicated on the reverse side.


    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

                        (Continued, and to be signed and dated on reverse side.)

                                          INTERNATIONAL HOME FOODS, INC.
                                          P.O. BOX 11209
                                          NEW YORK, N.Y. 10203-0209

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1998






Dear Shareholder:

The Annual Meeting of Shareholders of International Home Foods, Inc. will be held at 2:00 p.m. on Wednesday, May 6, 1998 at Hotel Crescent Court, Dallas, Texas, for the following purposes:

    1. To elect three directors as Class I directors of the Company, each to serve for a three year term ending at the Annual Meeting of Stockholders in 2001 and until their successors are duly elected and qualified or their earlier resignation or removal.

    2. To approve the International Home Foods, Inc. 1997 Stock Option Plan and to authorize and approve an amendment thereto to increase the number of shares of Common Stock for which options may be granted thereunder from 8,444,021 to 13,444,021.

    3. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company for 1998.

    4. To transact any other business that may properly come before the meeting.

Only holders of Common Stock of International Home Foods, Inc. of record at the close of business on April 2, 1998 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests. Directions to the meeting are on the reverse side.

                                        BY ORDER OF THE BOARD OF DIRECTORS


April 8, 1998                           C. Dean Metropoulos
                                        Chairman of the Board and
                                        Chief Executive Officer

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


                                                  DETACH PROXY CARD HERE

---------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors        FOR all nominees   [ X ]  WITHHOLD authority to vote       [ X ] *EXCEPTIONS  [ X ]
                                listed below              for all nominees listed below.

Nominees: L. Hollis Jones, John R. Muse and Roger T. Staubach
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW).
*Exceptions
           ----------------------------------------------------------------------------------------------------------------------

2. To approve the Company's 1997 Stock Option Plan.            3. To ratify and approve the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1998.
FOR    [ X ]    AGAINST [ X ]    ABSTAIN  [ X ]
                                                                      FOR   [ X ]      AGAINST   [ X ]  ABSTAIN   [ X ]

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
                                                                                          Change of Address and    [ X ]
                                                                                          or Comments Mark Here

                                                                           The signature on this Proxy should correspond exactly
                                                                           with stockholders name as printed to the left. In the
                                                                           case of joint tenants, co-executors, or co-trustees, both
                                                                           should sign. Persons signing as Attorney, Executor,
                                                                           Administrator, Trustee or Guardian should give the full
                                                                           title.


                                                                           Dated:                                           , 1998
                                                                                 ------------------------------------------

                                                                           -------------------------------------------------------
                                                                                                    Signature

                                                                           -------------------------------------------------------
                                                                                                    Signature


(PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE                 VOTES MUST BE INDICATED
ENCLOSED ENVELOPE.)                                                        IN BLACK OR BLUE INK.            [X]

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